Exhibit 99.1

Xponential Fitness, Inc. Announces Fourth Quarter and Full Year 2025 Financial Results

•	System-wide sales[1] of $446.7 million in Q4 2025 increased 5% year-over-year

•	Sold 179 franchise licenses and opened 341 gross new studios in 2025

IRVINE, Calif., February 26, 2026 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today reported financial results for the fourth quarter and full year ended December 31, 2025.

All financial data included in this release refer to global numbers, unless otherwise noted. All KPI information is presented on an adjusted basis to include full historical data for all brands in the brand portfolio as of December 31, 2025, and to exclude all information for all brands not owned as of December 31, 2025. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measures are included in the tables that accompany this release.

Financial Highlights: Q4 2025 Compared to Q4 20242

•	Reported revenue of $83.0 million, down $0.3 million from the prior year period.

•	Increased North America system-wide sales[1] by 5% to $446.7 million.

•	Reported North America same store sales[3] decrease of 4%, compared to growth of 7%.

•	Reported North America quarterly run-rate average unit volume (AUV)[4] of $683,000, compared to $695,000.

•

Posted net loss of $45.6 million, or a loss of $1.17 per basic share, on a share count of 35.2 million shares of Class A Common Stock, compared to a net loss of $62.5 million, or loss per basic share of $1.36, on a share count of 32.9 million shares of Class A Common Stock.

•	Posted adjusted net loss[5] of $44.6 million, or an adjusted net loss of $0.91 per basic share, compared to adjusted net loss of $7.1 million, or adjusted net loss of $0.19 per basic share.

•	Reported Adjusted EBITDA[6] of $22.9 million, compared to $30.8 million.

Financial Highlights: FY 2025 Compared to FY 20242

•	Reported revenue of $314.9 million, a decrease of 2% from the prior year period.

•	Increased North America system-wide sales[1] by 13% to $1.75 billion.

•	Reported North America same store sales[3] growth of 0.5%, compared to growth of 7%.

•

Posted net loss of $53.7 million, or a loss of $1.47 per basic share, on a share count of 34.8 million shares of Class A Common Stock, compared to a net loss of $98.7 million, or a loss of $2.27 per basic share, on a share count of 32.0 million shares of Class A Common Stock.

•	Posted adjusted net loss[5] of $18.4 million, or an adjusted net loss of $0.49 per basic share, compared to adjusted net income of $1.8 million, or adjusted net loss of $0.13 per basic share.

•	Reported Adjusted EBITDA[6] of $111.8 million, compared to $116.2 million.

“The fourth quarter capped a year of progress as we refined the strategic priorities that will drive Xponential’s long term growth,” said Mike Nuzzo, CEO of Xponential Fitness, Inc. “With strong franchise partner engagement and disciplined execution across our brands, we are continuing to reinforce our industry-leading position and capitalize on the opportunities ahead.”

Mr. Nuzzo continued, “As we enter 2026, we are focused on driving organic growth and elevating the member experience. We are making intentional investments to drive member acquisition and retention, even if this results in more modest near-term Adjusted EBITDA.”

Regulatory and Legal Developments

The staff of the United States Federal Trade Commission (FTC) recently indicated they will recommend that the FTC Commissioners enter into a stipulated consent agreement to fully resolve the previously disclosed FTC investigation. Subject to approval by the FTC Commissioners and the court, and without admitting liability, the Company has agreed to pay $17.0 million over a 12-month period. The Company has also recently finalized a $22.75 million settlement (to be paid out over a thirty-five month period) with over 500 current and former franchisees. The Company believes these developments will substantially reduce regulatory and legal uncertainty.

Results for the Fourth Quarter Ended December 31, 20252

Total revenue was $83.0 million, down $0.3 million from the prior year period, as higher franchise revenue was offset by lower equipment revenue resulting from a decline in installations.

Net loss totaled $45.6 million, or a loss of $1.17 per basic share, compared to a net loss of $62.5 million, or a loss of $1.36 per basic share, in the prior year period.

Adjusted net loss5 was $44.6 million, or adjusted net loss of $0.91 per basic share, on a share count of 35.2 million shares of Class A Common Stock.

Adjusted EBITDA6, which is defined as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that are not considered in the evaluation of ongoing operating performance, was $22.9 million, down 26% from $30.8 million in the prior year period.

Results for the Full Year Ended December 31, 20252

For the full year 2025, total revenue decreased $5.5 million, or 2%, to $314.9 million, down from $320.3 million in the prior year period, driven by lower equipment revenue resulting from a decline in installations, as well as a decrease in merchandise revenue, partially offset by higher franchise revenue and franchise marketing fund revenue.

Net loss totaled $53.7 million, or a loss of $1.47 per basic share, compared to a net loss of $98.7 million, or a loss of $2.27 per basic share, in the prior year period.

Adjusted net loss5 was $18.4 million, or adjusted net loss of $0.49 per basic share, on a share count of 34.8 million shares of Class A Common Stock.

Adjusted EBITDA6, as defined above, decreased to $111.8 million, down 4% from $116.2 million in the prior year.

Liquidity and Capital Resources

As of December 31, 2025, the Company had approximately $45.9 million of cash, cash equivalents and restricted cash and $525 million in total long-term debt. Net cash provided by operating activities was $28.3 million for the full year ended December 31, 2025.

2026 Outlook

The Company is initiating full year 2026 outlook, which compares to 2025 results as follows:

•	Net new studio openings in the range of 150 to 170, or a decrease of 20% at the midpoint;

•	North America system-wide sales[1] in the range of $1.72 billion to $1.80 billion, or an increase of 1% at the midpoint;

•	Revenue in the range of $260.0 million to $270.0 million, representing a decrease of 16% at the midpoint; and

•	Adjusted EBITDA[6] in the range of $100.0 million to $110.0 million, representing a decrease of 6% at the midpoint.

Additional key assumptions for full year 2026 include:

•	Tax rate in the mid-to-high single digits;

•

Share count of 37.3 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables at the end of this press release.

We are not able to provide a quantitative reconciliation of the estimated full year Adjusted EBITDA for fiscal year ending December 31, 2026 without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, tax receivable agreement remeasurements, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Fourth Quarter and Full Year 2025 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its fourth quarter and full year 2025 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, March 12, 2026, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13758051.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 28 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP financial measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, adjusted net income (loss), and adjusted net earnings (loss) per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses and related employer payroll taxes, acquisition and transaction expenses (income), litigation expenses, financial transaction fees and related expenses, tax receivable agreement remeasurement, impairment of goodwill and other assets, loss on brand divestitures and wind down (excluding impairments), executive transition costs, non-recurring rebranding expenses, transformation initiative costs, contract settlement costs, charges incurred in connection with our restructuring plan, and loss on debt extinguishment that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-looking statements include, without limitation, statements relating to expected growth of our business; projected number of new studio openings; profitability; anticipated industry trends; projected financial and performance information such as system-wide sales and Adjusted EBITDA; and other statements under the section “2026 Outlook”; our competitive position in the boutique fitness and broader health and wellness industry; and ability to execute our business strategies and our strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: franchisees’ ability to generate sufficient revenues; our ability to anticipate and satisfy consumer preferences; risks related to loss of reputation and brand awareness; our ability to manage changes in executive leadership; our ability to attract and retain key senior management and key employees; risks relating to expansion into international markets; macroeconomic conditions or economic downturns; geopolitical uncertainty, including the impact of the presidential administration in the U.S. trade policies and tariffs; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2025, to be filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$45,863	$32,739
Accounts receivable, net	18,449	25,884
Inventories	2,222	10,016
Prepaid expenses and other current assets	24,151	10,678
Deferred costs, current portion	3,671	4,598
Notes receivable, net	290	232

Total current assets	94,646	84,147
Property and equipment, net	10,891	14,651
Right-of-use assets	13,736	24,036
Goodwill	127,789	135,240
Intangible assets, net	66,507	100,944
Deferred costs, net of current portion	24,860	39,923
Notes receivable from franchisees, net of current portion	—	100
Other assets	7,205	4,356

Total assets	$345,634	$403,397

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$26,282	$27,011
Accrued expenses	51,202	31,323
Deferred revenue, current portion	19,324	25,912
Current portion of long-term debt	5,250	5,397
Other current liabilities	13,917	18,244

Total current liabilities	115,975	107,887

Deferred revenue, net of current portion	69,567	105,935
Contingent consideration from acquisitions	10,309	17,729
Long-term debt, net of current portion, discount and issuance costs	500,500	341,742
Lease liabilities, net of current portion	14,243	23,858
Other liabilities	6,993	251

Total liabilities	717,587	597,402
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400 shares authorized, none and 115 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	116,810
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600 shares authorized, none issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized, 35,256 and 33,660 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value, 500,000 shares authorized, 13,738 and 14,739 shares issued, and 13,663 and 14,664 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	489,732	503,850
Receivable from shareholder	(16,603)	(16,891)
Accumulated deficit	(740,520)	(701,837)
Treasury stock, at cost, 75 shares outstanding as of December 31, 2025 and December 31, 2024	(1,697)	(1,697)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(269,084)	(216,571)
Noncontrolling interests	(102,869)	(94,244)

Total stockholders’ deficit	(371,953)	(310,815)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$345,634	$403,397

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue, net:
Franchise revenue	$51,513	$45,292	$192,642	$174,524
Equipment revenue	6,950	12,693	35,022	54,199
Merchandise revenue	7,242	6,118	23,912	27,174
Franchise marketing fund revenue	8,911	9,209	36,468	33,986
Other service revenue	8,348	9,908	26,835	30,463

Total revenue, net	82,964	83,220	314,879	320,346
Operating costs and expenses:
Costs of product revenue	9,688	13,691	42,411	59,477
Costs of franchise and service revenue	7,239	6,058	22,338	21,806
Selling, general and administrative expenses	57,708	57,082	152,001	176,854
Impairment of goodwill and other noncurrent assets	307	45,957	32,718	62,551
Depreciation and amortization	2,419	4,534	12,027	17,713
Marketing fund expense	13,289	5,888	40,484	26,673
Acquisition and transaction expenses (income)	534	1,924	(6,948)	8,886

Total operating costs and expenses	91,184	135,134	295,031	373,960

Operating income (loss)	(8,220)	(51,914)	19,848	(53,614)
Other expense (income):
Interest income	(798)	(593)	(3,212)	(1,824)
Other income	37	—	(1,096)	—
Interest expense	11,909	11,606	49,189	46,250
Tax receivable agreement expense (benefit)	(1,342)	85	(11)	998
Loss on debt extinguishment	27,327	—	27,327	—

Total other expense	37,133	11,098	72,197	45,424

Loss before income taxes	(45,353)	(63,012)	(52,349)	(99,038)
Income taxes (benefit)	259	(558)	1,322	(342)

Net loss	(45,612)	(62,454)	(53,671)	(98,696)
Less: net loss attributable to noncontrolling interests	(12,742)	(18,959)	(14,988)	(31,038)

Net loss attributable to Xponential Fitness, Inc.	$(32,870)	$(43,495)	$(38,683)	$(67,658)

Net loss per share of Class A common stock:
Basic	$(1.17)	$(1.36)	$(1.47)	$(2.27)
Diluted	$(1.17)	$(1.36)	$(1.47)	$(2.27)
Weighted average shares of Class A common stock outstanding:
Basic	35,206	32,879	34,804	31,999
Diluted	35,206	32,879	34,804	31,999

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(53,671)	$(98,696)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,027	17,713
Amortization and write off of debt issuance costs	168	238
Amortization and write off of discount on long-term debt	7,744	4,122
Change in contingent consideration from acquisitions	(6,948)	8,358
Non-cash lease expense	4,072	7,139
Change in tax receivable agreement liability	(11)	998
Bad debt expense	2,844	3,102
Equity-based compensation	12,908	15,466
Non-cash interest	(2,038)	(1,320)
Gain on disposal of assets and lease terminations	(6,945)	(12,791)
Gain on divestitures	(4,988)	—
Impairment of goodwill and other noncurrent assets	32,718	62,551
Loss on extinguishment of debt	27,327	—
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	4,517	(3,919)
Inventories	7,793	5,574
Prepaid expenses and other current assets	(11,872)	601
Operating lease liabilities	(3,824)	(3,356)
Deferred costs	11,276	8,912
Notes receivable, net	3	5
Accounts payable	(141)	8,616
Accrued expenses	19,827	12,903
Other current liabilities	(370)	2,140
Deferred revenue	(31,696)	(19,538)
Other assets	834	(3,518)
Other liabilities	6,764	(3,623)

Net cash provided by operating activities	28,318	11,677
Cash flows from investing activities:
Purchases of property and equipment	(3,581)	(4,713)
Proceeds from sale of assets	—	346
Purchase of studios	—	—
Purchase of intangible assets	(1,604)	(1,815)
Notes receivable issued	(173)	—
Notes receivable payments received	178	533
Proceeds from disposition of brands	6,708	—
Acquisition of business	—	(8,500)

Net cash provided by (used in) investing activities	1,528	(14,149)
Cash flows from financing activities:
Borrowings from long-term debt, net of original discount issue	516,178	62,951
Payments on long-term debt	(392,063)	(43,876)
Debt issuance costs	(1,658)	(318)
Payment of preferred stock dividend	(5,694)	(5,772)
Payment of promissory note liability	(3,392)	(3,467)
Payments of contingent consideration	(500)	—
Payments for taxes related to net share settlement of restricted share units	(3,030)	(83)
Proceeds from issuance of common stock in connection with stock-based compensation plans	193	210
Payments for tax receivable agreement	—	(2,267)
Payments for redemption of preferred stock	—	—
Payments for distributions to Pre-IPO LLC Members	(477)	(8,916)
Repurchase of Class A common stock	—	—
Payment received from shareholder	2,435	14
Payments for excise tax on share repurchases	—	(359)
Payments for redemption of preferred shares	(128,465)	—
Loan to shareholder	(249)	—
Proceeds from disgorgement of stockholders short-swing profits	—	—

Net cash used in financing activities	(16,722)	(1,883)

Increase (decrease) in cash, cash equivalents and restricted cash	13,124	(4,355)
Cash, cash equivalents and restricted cash, beginning of period	32,739	37,094

Cash, cash equivalents and restricted cash, end of period	$45,863	$32,739

Xponential Fitness, Inc.

Net Income (Loss) to GAAP EPS

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Numerator:
Net loss attributable to XPO Inc.	$(45,612)	$(62,454)	$(53,671)	$(98,696)
Less: net loss attributable to noncontrolling interests	16,001	19,565	19,880	33,747
Less: dividends on preferred shares	—	(1,898)	(5,694)	(7,809)
Less: deemed dividend from redemption of convertible preferred stock	(11,655)	—	(11,655)	—

Net loss attributable to XPO Inc. - basic and diluted	(41,266)	(44,787)	(51,140)	(72,758)
Denominator:
Weighted average shares of Class A common stock outstanding—basic and diluted	35,206	32,879	34,804	31,999
Net loss per share attributable to Class A common stock—basic and diluted	$(1.17)	$(1.36)	$(1.47)	$(2.27)
Anti-dilutive shares excluded from diluted loss per share of Class A common stock:
Restricted stock units	1,713	1,739	1,713	1,739
Conversion of Class B common stock to Class A common stock	13,663	14,664	13,663	14,664
Convertible preferred stock	—	8,112	—	8,112
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net loss	$(45,612)	$(62,454)	$(53,671)	$(98,696)
Interest expense, net	11,111	11,013	45,977	44,426
Income taxes	259	(558)	1,322	(342)
Depreciation and amortization	2,419	4,534	12,027	17,713

EBITDA	(31,823)	(47,465)	5,655	(36,899)
Equity-based compensation	4,567	2,344	12,908	15,465
Employer payroll taxes related to equity-based compensation	20	21	290	436
Acquisition and transaction expenses (income)	534	1,924	(6,948)	8,886
Litigation expenses	21,755	18,054	30,097	32,575
Financial transaction fees and related expenses	(64)	—	408	620
TRA remeasurement	(1,342)	85	(11)	998
Impairment of goodwill and other noncurrent assets	307	45,957	32,718	62,551
Loss and expenses due to brand divestitures and wind down (excluding impairments)	1,570	548	5,570	1,820
Executive transition costs	—	—	7	690
Non-recurring rebranding expenses	—	—	—	331
Transformation initiative costs	—	1,287	874	1,287
Contract settlement costs	—	1,170	—	1,170
Other income	37	—	(1,096)	—
Loss on debt extinguishment	27,327	—	27,327	—
Restructuring and related charges (excluding impairments)	(14)	6,884	3,979	26,287

Adjusted EBITDA	$22,874	$30,809	$111,778	$116,217

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Net loss	$(45,612)	$(62,454)	$(53,671)	$(98,696)
Acquisition and transaction expenses (income)	534	1,924	(6,948)	8,886
TRA remeasurement	(1,342)	85	(11)	998
Impairment of goodwill and other noncurrent assets	307	45,957	32,718	62,551
Loss and expenses due to brand divestitures and wind down (excluding impairments)	1,570	548	5,570	1,820
Restructuring and related charges (excluding impairments)	(14)	6,884	3,979	26,287

Adjusted net income (loss)	$(44,557)	$(7,056)	$(18,363)	$1,846

Adjusted net income (loss) attributable to noncontrolling interest	(12,458)	(2,252)	(5,253)	832
Adjusted net income (loss) attributable to Xponential Fitness, Inc.	(32,099)	(4,804)	(13,110)	1,014
Dividends on preferred shares	—	(1,292)	(4,061)	(5,200)

Adjusted loss per share - basic and diluted numerator	$(32,099)	$(6,096)	$(17,171)	$(4,186)

Adjusted net loss per share - basic and diluted	$(0.91)	$(0.19)	$(0.49)	$(0.13)
Weighted average shares of Class A common stock outstanding - basic and diluted	35,206	32,879	34,804	31,999
Shares excluded from adjusted diluted earnings per share of Class A common stock
Restricted stock units	1,713	1,739	1,713	1,739
Convertible preferred stock	—	8,112	—	8,112
Conversion of Class B common stock to Class A common stock	13,663	14,664	13,663	14,664
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024

Note: The above adjusted net income (loss) per share is computed by dividing the adjusted net income (loss) attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability primarily attributable to Rumble.

Footnotes

1. System-wide sales represent gross sales by all North America studios (which includes the United States, U.S. territories and Canada). System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales weekly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

2. The accompanying financial information for the three and twelve months ended December 31, 2024, has been corrected from amounts previously reported. The details of the corrections of 2024 financials will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

3. Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales to include monthly sales for any traditional studio location in North America. If the studio has generated at least 13 months of consecutive positive sales and opened at least 13 calendars months ago as of any month within the measurement period, the respective comparable months will be included. We measure same store sales based solely upon monthly sales as derived through the designated point-of-sale system. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

4. AUV is calculated by dividing sales during the applicable period for all studios contributing to AUV by the number of studios contributing to AUV. All traditional studio locations in North America are included in the AUV calculation, so long as they meet certain time since opening and sales criteria (as defined immediately below). In particular, AUV (LTM as of period end) and Quarterly AUV (run rate) are calculated as follows:

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AUV (LTM as of period end) consists of the average sales for the trailing 12 calendar months for all traditional studio locations in North America that opened at least 13 calendar months ago as of the measurement date and that have generated positive sales for each of the last 13 calendar months as of the measurement date.

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Quarterly AUV (run rate) consists of average quarterly sales for all traditional studio locations in North America that had opened at least six calendar months ago as of the beginning of the respective quarter, and that have non-zero sales in the respective quarter (including nominal or negative sales figures; the only figures excluded are exact $0 amounts in the quarter), multiplied by four.

We measure sales for AUV based solely upon monthly sales as derived through the designated point-of-sale system. AUV is impacted by changes in same store sales, studio openings, and studio closures. Management reviews AUV to assess studio economics.

5. Adjusted net income (loss) is a non-GAAP financial measure that excludes certain amounts and is used to supplement net income (loss). Adjusted net income (loss) assumes that all net income (loss) is attributable to Xponential Fitness, Inc., which assumes the full exchange of all outstanding Class B common stock for shares of Class A common stock of Xponential Fitness, Inc., adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. Adjusted net income (loss) per share, diluted, is calculated by dividing adjusted net income (loss) by the total weighted-average shares of Class A common stock outstanding plus any dilutive securities and assuming the full conversion of all outstanding Class B common stock. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds.

6. We define Adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation and related employer payroll taxes, acquisition and transaction expenses (income) (including change in contingent consideration and transaction bonuses), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business net of insurance reimbursements), fees for financial transactions, such as secondary public offering expenses for which we do not receive proceeds (including bonuses paid to executives related to completion of such transactions) and other contemplated corporate transactions, expense related to the remeasurement of our TRA obligation, expense related to loss on impairment or write down of goodwill and other noncurrent assets, loss and expenses related to brand divestitures and wind down (including expenses directly related to the divested or wound down brands for arrangements that existed prior to divestiture or wind down), transformation initiative costs (primarily consisting of third-party professional consulting fees related to modifications of our business strategy and cost saving initiatives), other income (consisting of royalties received from divested brands), and restructuring and related charges incurred in connection with our restructuring plan that we do not believe reflect our underlying business performance and affect comparability.